Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                                                     State of
                                                                                   Percentage      Incorporation
                                                                                       of               or
                 Parent                                Subsidiary                   Ownership      Organization
                 ------                                ----------                   ---------      ------------
  Peoples-Sidney Financial Corporation       Peoples Federal Savings & Loan           100%           Federal
                                                  Association of Sidney
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